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ELBIT SYSTEMS LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, NOVEMBER 16, 2022

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned shareholder hereby appoints MICHAEL FEDERMANN, BEZHALEL MACHLIS and ADI PINCHAS CONFINO, and each of them acting individually without any of the others, the true and lawful proxies of the undersigned, with full power of substitution, to vote with respect to all of the ordinary shares of ELBIT SYSTEMS LTD. (the "Company"), held in the name of the undersigned at the close of business on Wednesday, October 12, 2022, at the Company's Annual General Meeting of Shareholders to be held at the Company's offices at the Advanced Technology Center, Haifa, Israel on Wednesday, November 16, 2022, at 2:00 p.m. Israel time (the "Meeting"), and at any adjournments and postponements, with all power that the undersigned would have if personally present and especially (but without limitation) to vote as follows:

The shares represented by this Proxy will be voted in the manner instructed. To the extent permitted by law and applicable stock exchange requirements, if no instructions to the contrary are indicated, the shares will be voted "FOR" all proposals listed on the reverse side and at the discretion of the proxies on such other matters as may properly come before the Meeting.

A shareholder's proxy card must be received by the Company no later than four (4) hours before the time fixed for the Meeting, i.e., by Wednesday, November 16, 2022 at 10:00 a.m. Israel time.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ELBIT SYSTEMS LTD.

November 16, 2022

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.elbitsystems.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333333320300000 9 111622

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The below-signed hereby acknowledge(s) receipt of the Notice of the Company's Annual General Meeting of Shareholders and the accompanying Proxy Statement.

	FOR	AGAINST	ABSTAIN
1. RE-ELECTION OF DIRECTORS NOMINATION UNTIL THE NEXT ANNUAL GENERAL MEETING.			
Michael Federmann	☐	☐	☐
Rina Baum	☐	☐	☐
Yoram Ben-Zeev	☐	☐	☐
David Federmann	☐	☐	☐
Dov Ninveh	☐	☐	☐
Ehood (Udi) Nisan	☐	☐	☐
Yuli Tamir	☐	☐	☐
2. RE-ELECTION OF MRS. BILHA (BILLY) SHAPIRA TO AN ADDITIONAL THREE-YEAR TERM AS AN EXTERNAL DIRECTOR.	☐	☐	☐
	YES	NO	
Solely for the purpose of voting on Proposal 2, please indicate if you are a Controlling Shareholder of the Company, or if you have a Personal Interest (as each of these terms is defined in the Proxy Statement), in the approval of Proposal 2.	☐	☐	
	FOR	AGAINST	ABSTAIN
3. RE-APPOINTMENT OF KOST, FORER, GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 AND UNTIL THE CLOSE OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proxies previously given are hereby revoked.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.